RESTATED ARTICLES OF INCORPORATION
                                       FOR
                          TRM COPY CENTERS CORPORATION
                               (Formerly known as
                              All Copy Corporation)

                                    ARTICLE I

     Effective on the filing of these Restated Articles of Incorporation, the name of this Corporation is changed from ALL COPY CORPORATION to TRM COPY CENTERS CORPORATION. Its duration shall be perpetual.

                                   ARTICLE II

     The purpose for which the Corporation is organized is to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

                                   ARTICLE III

     The authorized capital stock of the Corporation shall consist of 10 million shares of Common Stock, no par value, and 5 million shares of Preferred Stock, no par value. The Common Stock shall have unlimited voting rights, and shall be entitled to receive the net assets of the Corporation upon dissolution, subject to any specific voting rights or right to distributions upon dissolution that may be set forth in the terms of any shares of Preferred Stock established by amendment to these Restated Articles. The Board of Directors of the Corporation may determine, in whole or in part, the preferences, limitations, and relative rights of the Preferred Stock before the issuance of any shares of such class of stock.

     The Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issue of any shares thereof, by some distinguishing letter, number or title. All shares of the same series of Preferred Stock shall be identical in every particular and, except as otherwise stated with respect to the particular preferences, limitations and relative rights in the resolution or resolutions creating any series, identical with respect to other series of Preferred Stock. The designation and terms of any series of Preferred Stock shall be fixed and determined by the Board of Directors and set forth in an amendment to these Restated Articles to be filed with the Secretary of State before the issuance of any shares of any such series.

     The Board of Directors may from time to time increase the authorized number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below

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the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof. The Board of Directors is further empowered to classify or reclassify any unissued Preferred Stock by fixing or altering the terms thereof and by assigning all or any portion thereof to an existing or newly created series from time to time before the issuance of such stock.

                                   ARTICLE IV

     1. The number of directors of the Corporation shall be fixed as provided by the Bylaws and may be changed from time to time by amending the Bylaws, as therein provided, but the number of directors shall be not less than three. The Board of Directors is authorized to increase the number of persons to comprise the Board of Directors in any period between annual shareholder meetings by the affirmative vote of a majority of the directors. In the event the Board of Directors is divided into classes, such additional director or directors shall be allocated by the Board of Directors among the three classes of directors so as to maintain equal classes to the extent possible. Without the unanimous consent of the existing Board of Directors, the number of directors shall not be increased by more than two within any 12-month period. Without the unanimous consent of the Board of Directors, no person who is affiliated as an owner, director, officer or employee of a company or business deemed by the Board of Directors to be competitive with that of the Corporation shall be eligible to serve on the Board of Directors of the Corporation.

     2. At any time when the Board of Directors shall consist of six or more members, in lieu of electing the entire number of directors annually, the Board of Directors of the Corporation shall be divided into three classes. The three classes shall consist of an equal number of directors to the extent possible. The initial designation of which current directors shall serve in which classes shall be made by the director then serving as Chairman of the Board. The classes shall be Class 1, Class 2 and Class 3. The term of office of directors of Class 1 shall expire at the first annual meeting of shareholders after their election, that of Class 2 shall expire at the second annual meeting after their election, and that of Class 3 shall expire at the third annual meeting after their election. When classification of directors is in effect, at each annual meeting of shareholders the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective in the event the authorized number of members of the Board is reduced to fewer than six.

     3. If the Board of Directors is divided into classes and in the event of any increase or decrease in the authorized number of directors, then (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or upon his earlier resignation, removal from office or death; (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be allocated by the Board of Directors among the three classes of directors so

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as to maintain equal classes to the extent possible; and (iii) in the event such decrease in the authorized number of directors makes the total number of directors less than six, then the Board of Directors shall become declassified and the directors remaining in office shall continue their terms until the next annual meeting of shareholders, at which time all of said remaining directors shall be re-elected to one-year terms or until their successors are duly elected and qualified.

     4. A director of the Corporation may be removed only for cause by the affirmative vote of the holders of not less than 75 percent of the outstanding shares of voting stock.

                                    ARTICLE V

     1. The affirmative vote of the holders of not less than 75 percent of all outstanding voting stock, voting as one class, shall be required for the approval or authorization of any "business combination" (as hereinafter defined) with any person or entity which, as of the record date for the determination of the shareholders entitled to notice of and to vote upon such matter, is the beneficial owner of 5 percent or more of the outstanding voting stock of the Corporation (hereinafter a "Major Shareholder"). Any such 75 percent vote in order to constitute due and valid authorization under this Article must include the affirmative vote of not less than 51 percent of the voting stock held by persons other than the Major Shareholder.

     2. For purposes of this Article, the term "business combination" shall mean:

          (a) any merger or consolidation (whether in a single transaction or a series of related transactions) of the Corporation or any subsidiary of the Corporation with or into any Major Shareholder; or

          (b) the sale, exchange, distribution to shareholder, pledge, mortgage (or use of other security device to create a lien upon) or lease of 10 percent or more of the consolidated assets of the Corporation and its subsidiaries to any Major Shareholder, or the purchase, exchange, lease or other acquisition by the Corporation or any of its subsidiaries of 10 percent or more of the consolidated assets of a Major Shareholder, in either case in a single transaction or a series of related transactions, excluding, however, any dividend or distribution paid or made or any transaction with shareholders, which, in each case, is pro rata to all holders of a class or series of shares of the Corporation or any of its subsidiaries, provided that there is no increase in the Major Shareholder's proportionate share of any class or series of shares of the Corporation or of the voting stock of the Corporation; or

          (c) the issuance of securities of the Corporation (or warrants, options or other rights to purchase the same, but specifically excluding any stock options and any related purchases of shares pursuant to such options granted under any employee stock option

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plan adopted by the Board of Directors) to, the reclassification or recapitalization of the securities of the Corporation owned by, or the exchange of securities of the Corporation with, a Major Shareholder in any transaction in which all shareholders of the same class or series of shares are not treated identically on a per-share basis; or

          (d) any other transaction with a Major Shareholder for which approval of the shareholders of this Corporation is required by law or by any agreement between the Corporation and any national securities exchange or the National Association of Securities Dealers, Inc., or rule of any such exchange or Association; or

          (e) any contract or agreement providing for any of the foregoing.

     3. For purposes of this Article, the term "person" or "entity" shall mean:

          (a) any individual, corporation, partnership or other person;

          (b) any other party which is an "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on October 31, 1991), of any person or entity described in subparagraph 3(a) above;

          (c) any other party with which any person or entity described in subparagraph 3(a) above or any of its affiliates or associates have any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of shares of the Corporation; and

          (d) the predecessors, successors or assigns of any entity described in subparagraphs 3(a), (b) or (c) above in any transaction or series of transactions not involving a public offering of the shares of the Corporation within the meaning of the Securities Act of 1933.

     4. The super-majority voting requirements of this Article shall not be applicable to any business combination (i) approved by resolution of the Board of Directors prior to the time that the Major Shareholder became such, (ii) approved by the affirmative vote of a majority of the Continuing Directors, or
(iii) solely between the Corporation and any other corporation or entity in which 50 percent or more of the voting stock or interest is owned by the Corporation, if the shareholders of the Corporation retain their proportionate voting and equity interests in the surviving entity. The term "Continuing Director" for purposes of this Article shall mean a director (i) who is and has been a director for at least two consecutive years immediately preceding the date of the vote, (ii) who was a member of the Board of Directors of the Corporation immediately prior to the time that any person or entity with whom a business combination is to be consummated became a Major Shareholder, or (iii) who is a director designated (before his initial election as a director) as a Continuing Director by a two-thirds vote of the then Continuing Directors. All references to a vote of

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the Continuing Directors shall mean a vote of the total number of Continuing
Directors of the Corporation.

     5. Beneficial ownership for purposes of this Article shall be deemed to include all shares which would be determined to be beneficially owned (whether directly by such person or entity or indirectly through any affiliate or otherwise) under Rule 13d-3 of the Securities and Exchange Commission as in effect on October 31, 1991, as well as all shares of the Corporation which such person or entity has the right to acquire, pursuant to any agreement or otherwise.

     6. The determination of whether a proposed business combination is within the scope of this Article, including without limitation, (i) the number of shares of stock beneficially owned by any person; (ii) whether a person is an affiliate or associate of another; (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in this Article; (iv) whether the assets subject to any business combination are a substantial part of the relevant corporation's assets; (v) whether a proposed transaction is subject to the provisions of this Article; and (vi) such other matters with respect to which a determination is required under this Article, shall be made by a two-thirds majority of the Continuing Directors. Any such determination shall be conclusive and binding for all purposes of this Article.

     7. During the time a Major Shareholder exists, a resolution to voluntarily dissolve the Corporation shall be adopted only upon (i) the consent of the holders of all of the Corporation's outstanding voting stock; or (ii) the affirmative vote of at least two-thirds of the total number of the Continuing Directors, and the affirmative vote of the holders of at least 75 percent of the outstanding shares of voting stock. If no Major Shareholder exists, this section 7 shall not apply.

     8. The shareholder vote, if any, required for any business combination not expressly subject to the super-majority voting provisions of this Article shall be such vote as may otherwise be required by applicable law and any other applicable provisions of these Restated Articles of Incorporation.

     9. Notwithstanding the foregoing provisions, in the event of any business combination with any person or entity which is a Major Shareholder, the requisite vote of the holders of the outstanding shares of voting stock necessary to approve the transaction shall be 75 percent unless the terms of the transaction are such that all of the Corporation's shareholders of the same class are to receive as a result of the business combination the identical and highest price on a per-share basis in exchange for their shares as was received by any other former shareholder of the Corporation of such class whose shares were acquired during the preceding 9-month period by the Major Shareholder with whom the business combination is to be consummated.

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                                   ARTICLE VI

     Notwithstanding any of the provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that some lesser percentage may be allowed by law, any amendment, change or repeal of Articles IV, V or this Article VI, or any other amendment of these Restated Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of Articles IV, V and VI, shall require the affirmative vote of 75 percent of the outstanding shares of voting stock of the Corporation.

                                   ARTICLE VII

     1. The Corporation shall indemnify its directors, officers, employees and agents to the full extent and under the circumstances permitted by the Oregon Business Corporation Act.

     2. To the fullest extent permitted by law, no director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this Article VII, nor the adoption of any provision of these Restated Articles of Incorporation inconsistent with this Article VII, shall adversely affect any right or protection of a director based upon this Article VII and existing at the time of such amendment or repeal. No change in the law shall reduce or eliminate the rights and protections applicable at the time this provision shall become effective unless the change in the law shall specifically require such reduction or elimination. If the Oregon Business Corporation Act is amended, after this
Article VII shall become effective, to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents, then the liability of directors, officers, employees or agents of this Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Business Corporation Act, as so amended.

     3. No contract or other transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purposes, if:

     (i) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     (ii) the fact of such relationship or interest is disclosed or known to the

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           shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

     (iii) the contract or transaction is fair and reasonable to the Corporation.

     Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes or ratifies such contract or transaction.

                                  ARTICLE VIII

     No shareholder shall have any preemptive right to acquire unissued or treasury shares of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

                                   ARTICLE IX

     No shareholder shall have the right to cumulate votes in respect of the election of directors.

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